NORWEST MORTGAGE INC.
                              Subordinate Bid List


DEAL:                                             NASCOR 1999-18 *                           NASCOR 1999-19 *
PRODUCT TYPE:                                     30YR NON-RELO                                  15YR
Subordinate Size:                                     $ 34MM                                   $ 5.625MM
SETTLE DATE:                                         6/29/99                                    6/29/99


SUB LEVELS AND RATING AGENCIES:
      NMB                                           **RATING              **RATING             **RATING              **RATING
     CLASS             RATING                         LEVEL                AGENCY                LEVEL                AGENCY
       A               AAA/AAA                        4.00%                 TBD                  2.25%                 TBD
       B1                AA                           1.75%                 TBD                  1.20%                 TBD
       B2                 A                           1.05%                 TBD                  0.85%                 TBD
       B3                BBB                          0.70%                 TBD                  0.50%                 TBD
       B4                BB                           0.40%                 TBD                  0.30%                 TBD
       B5                 B                           0.23%                 TBD                  0.15%                 TBD
Note:  AAA Class will be rated by two rating agencies.
AA through B Classes will be rated by one rating agency.


Collateral:                                          $850MM                                     $250MM
Pass Thru:                                            6.50%                                      6.25%
Gross WAC:                                            7.17%                                      6.81%
Net WAC:                                              6.90%                                      6.54%
WAM:                                                   357                                        177
WALTV:                                                 72%                                        65%
California Percent:                                    49%                                        36%
Average Loan Balance:                               $ 355,591                                 $ 351,964
Max Loan Balance:                                  $ 1,992,485                               $ 1,000,000
Cash Out:                                              14%                                        21%
Primary Residence:                                     97%                                        96%
Single Family Detached:                                92%                                        92%
Full Documentation %:                                  89%                                        91%
Uninsured >80% LTV %:                                  1%                                         2%
Wtd. Average FICO                                      725                                        731



* Collateral files are prior to "Due Diligence", minor changes are to be expected.
**  Preliminary estimates on these rating levels and rating agencies.



                    THE INFORMATION CONTAINED HEREIN WILL BE
                      SUPERSEDED BY THE DESCRIPTION OF THE
                   MORTGAGE LOANS CONTAINED IN THE PROSPECTUS
                                   SUPPLEMENT.